Exhibit 1.1

EXECUTION VERSION

STELLUS CAPITAL INVESTMENT CORPORATION
(a Maryland Corporation)

$75,000,000

7.25% Notes due 2030

UNDERWRITING AGREEMENT

March 25, 2025

Raymond James & Associates, Inc.
As representative of the several underwriters named in Exhibit A

c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

Each of Stellus Capital Investment Corporation, a Maryland corporation (the “Company”), and Stellus Capital Management, LLC, a Delaware limited liability company (the “Adviser”) registered as an investment adviser under the Investment Advisers Act of 1940, as amended (collectively with the rules and regulations of the Commission (as defined below) promulgated thereunder, the “Advisers Act”), confirms its agreement with the underwriters listed in Exhibit A hereto (collectively, the “Underwriters”), for whom Raymond James & Associates, Inc. (the “Representative”) is acting as representative, with respect to the issuance and sale by the Company of $75,000,000 aggregate principal amount of the Company’s 7.25% notes due 2030 (the “Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the aggregate principal amount of Securities set forth opposite their respective names in Exhibit A hereto. In the event that only one Underwriter is listed in Exhibit A hereto, any references to the “Underwriters” shall be deemed to refer to the sole Underwriter in the singular form listed in such Exhibit A to this Agreement.

The Company has entered into an (i) Investment Advisory Agreement, dated as of September 24, 2012 (the “Investment Advisory Agreement”), with the Adviser, and (ii) Administration Agreement, dated as of October 23, 2012 (the “Administration Agreement”), with the Adviser.

The Company owns (i) 100% of the limited partnership interests in Stellus Capital SBIC, LP (the “SBIC Fund I”); (ii) 100% of the limited partnership interests in Stellus Capital SBIC II, LP (the “SBIC Fund II” and, together with SBIC Fund I, the “SBIC Funds”); and (iii) 100% of the equity interests of Stellus Capital SBIC GP, LLC (the “SBIC GP”). The SBIC GP, together with the Company and the SBIC Funds, are referred to in this Agreement as the “Stellus Entities”.

Pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), the Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a universal shelf registration statement on Form N-2 (File No. 333-265695), which registers the offer and sale of certain securities to be issued from time to time by the Company, including the Securities. The registration statement as amended as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated in the registration statement by reference, any information contained in a prospectus supplement relating to the Securities subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B under the 1933 Act (“Rule 430B”), any registration statement filed pursuant to Rule 462(b) under the 1933 Act (“Rule 462(b)”), and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.”

The base prospectus included in the Registration Statement as of its most recent effective date, including documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Base Prospectus.” The preliminary prospectus supplement, dated March 25, 2025, relating to the Securities that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 424, including documents incorporated or deemed to be incorporated therein by reference, is herein called the “Preliminary Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement are referred to collectively as the “Preliminary Prospectus.” The Company will file with the Commission, in accordance with Rule 424, a final prospectus supplement, including documents incorporated or deemed to be incorporated therein by reference (the “Final Prospectus Supplement”), supplementing the Base Prospectus in connection with the offer and sale of the Securities. The Base Prospectus and Final Prospectus Supplement are hereinafter referred to collectively as the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Preliminary Prospectus, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Securities by the Underwriters. All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement, the Preliminary Prospectus, or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, or the Prospectus, including those made pursuant to Rule 424, shall be deemed to mean and include, without limitation, the filing of any document under the Exchange Act (as defined below) which is or is deemed to be incorporated by reference in or otherwise deemed to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of any specified date.

The Securities will be issued under an indenture, dated as of May 5, 2014 (the “Base Indenture”), as supplemented by a fourth supplemental indenture (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be dated on or about April 1, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Securities will be issued to Cede & Co. (or such other name as may be requested by an authorized representative of The Depository Trust Company (“DTC”)) as nominee of DTC pursuant to a blanket letter of representations (the “DTC Agreement”) between the Company and DTC. The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereby agree as follows:

1.            Representations and Warranties by the Company. The Company represents and warrants to and agrees with each of the Underwriters, as of the date hereof, and as of the Applicable Time and the Closing Time (as such terms are defined in Sections 1(a) and 3(b), respectively, hereof), as follows:

(a)            A registration statement on Form N-2 (File No. 333-265695) with respect to the Securities has been prepared by the Company in conformity with the requirements of the 1933 Act, has been filed with the Commission and was initially declared effective on August 22, 2022 and remains effective. The Company meets the requirements of, and complies with, the conditions for the use of Form N-2 under the 1933 Act.

Copies of the Registration Statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the 1933 Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Representative. As of the Applicable Time, the Preliminary Prospectus, together with the information included in Exhibit B hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that information described in Section 7(a) herein. At the time of any filing with the Commission pursuant to Rule 424(b) (solely in the case of the Prospectus and any amendment or supplement thereto) and the Closing Time, the General Disclosure Package and the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus in reliance upon, and in conformity with, written information furnished by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that information described in Section 7(a) herein. As used in this subsection and elsewhere in this Agreement, the term “Applicable Time” means 2:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

The Commission has not issued an order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened or is pending by the Commission. The Registration Statement and Preliminary Prospectus each contains, and the Prospectus and any amendments or supplements thereto contain and will contain, all statements which are required to be stated therein by, and conform and will conform in all material respects to the requirements of, the 1933 Act. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Applicable Time and the Closing Time, the Registration Statement did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement and the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriters through the Representative, specifically for use therein, it being understood and agreed that the only such information is that information described in Section 7(a) herein.

(b)            The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act (“Rule 405”)) that constitutes an offer to sell or solicitation of an offer to buy the Securities, without the prior consent of the Representative (which consent may not be unreasonably withheld), and which the parties agree, for the purposes of this Agreement, includes (i) any “advertisement” as defined in Rule 482 under the 1933 Act; (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act; (iii) any Written Testing-the-Waters Communication (as defined below); and (iv) any Sales Material (as defined below). Any Written Testing-the-Waters Communication and Sales Material authorized in writing by or prepared by the Company to be used in connection with the public offering of the Securities and approved for use by the Representative is listed on Schedule A hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(c)            The documents (other than exhibits) incorporated by reference in each of the Registration Statement, the Preliminary Prospectus, and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents (other than exhibits) so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement, and the Prospectus, when such documents are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)            The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, as of the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act) comply with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent, and there are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates, subsidiaries and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity that would reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources (including any off-balance sheet obligations or any “variable interest entities” within the meaning of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 810), which are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not included as required.

(e)            The Company is duly organized, validly existing as a corporation and in good standing under the laws of the State of Maryland. The Company is duly qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all corporate power and authority necessary to own or lease its properties and to conduct its businesses as currently carried on and described in the Registration Statement, the General Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, the Indenture, the Securities, the DTC Agreement and the Material Agreements (as defined below), except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, (i) have or reasonably be expected to have a material adverse effect on the business, operations, properties, financial condition, prospects, stockholder’s equity or results of operations of the Company taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby and under the Indenture and/or the Securities (the occurrence of any such change or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Company Material Adverse Effect”).

(f)              Each of the SBIC Funds is a limited partnership duly organized and validly existing as a limited partnership under the laws of the State of Delaware and is duly qualified as a foreign limited partnership to transact business, and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or leasing of property or the conduct of business, with all requisite power and authority to own or lease its properties and conduct its business as currently carried on and described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have or reasonably be expected to have, a Company Material Adverse Effect. All of the issued and outstanding partnership interests of the SBIC Funds and all of the issued and outstanding limited liability company interests of the SBIC GP, have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any of the SBIC Funds or the SBIC GP are outstanding.

(g)            The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than (i) 100% of the limited partnership interests and equity interests in the SBIC Funds and the SBIC GP, respectively, (ii) those corporations or other entities accounted for as portfolio investments in accordance with the Commission’s rules and regulations (each a “Portfolio Company” and collectively, the “Portfolio Companies”), and (iii) 100% of the equity interests in tax blocker corporations that hold equity interests in one or more Portfolio Companies. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, as of the respective dates set forth therein, none of the Stellus Entities controls (as such term is defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1940 Act”)) any of the Portfolio Companies.

(h)             Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the SBIC Funds is in (i) breach of the Company’s or any of its subsidiaries’ respective charters or certificates or articles of incorporation (as amended, restated and supplemented), bylaws, certificates of formation, limited liability company agreements, certificates of limited partnership, partnership agreements or other organizational documents; (ii) default or breach of, and no event has occurred that, with notice or lapse of time or both, would constitute such a default or result in a Repayment Event (as defined below) under, any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any SBIC Fund is a party or by which any of its respective property is bound or subject, and no event has occurred that would result in the creation or imposition of any lien, of any charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement or other agreement or instrument; or (iii) violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any subsidiary, except, in the case of each of clauses (ii) and (iii) above, for any such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(i)              Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the execution, delivery and performance of this Agreement, the Indenture, the Securities, the DTC Agreement and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”) and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of (i) the Company’s charter or certificates or articles of incorporation (as amended, restated and supplemented), bylaws, certificates of formation, or other organizational documents; (ii) any of the terms or provisions of, or constitute a breach of or default (and no event has occurred that, with notice or lapse of time or both, would constitute such a default) or Repayment Event (as defined below) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which any of its property is bound or subject, or result in the creation or imposition of any lien, of any charge or encumbrance upon any property or assets of the Company pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement or other agreement or instrument; or (iii) any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any subsidiary, except, in the case of each of clauses (ii) and (iii) above, for any such conflicts, breaches, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person or entity acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries, as applicable.

(j)              Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (i) any Company Material Adverse Effect, (ii) other than the transactions contemplated by this Agreement, any transaction which is material to the Company taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company which is material to the Company taken as a whole, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than in each case above (A) in the ordinary course of business, (B) as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (C) where such matter, item, change, or development would not make the statements in the Registration Statement, the General Disclosure Package or the Prospectus contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(k)             The issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”) have been duly authorized and validly issued and are fully paid and non-assessable. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus as of the dates referred to therein and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, including pursuant to the Company’s dividend reinvestment plan, as of the date referred to therein, the Company did not have reserved or available for issuance any Common Shares in respect of options, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities. None of the outstanding Common Shares was issued in violation of the preemptive or other similar rights of any security holder of the Company, nor does any person or entity have any preemptive right of first refusal or other right to acquire any of the Securities covered by this Agreement. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any class of securities of the Company. No shares of preferred stock of the Company have been designated, offered, sold or issued and no shares of preferred stock are currently outstanding.

(l)              The information set forth under the captions “Description of Our Debt Securities” and “Description of the Notes” in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, Maryland General Corporation Law, the Indenture and the Securities, fairly and accurately summarize such provisions in all material respects. The Indenture and the Securities materially conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificate for the Securities conforms to the requirements of the Indenture and any requirements of the Company’s charter or bylaws.

(m)            The Company and the SBIC Funds have duly authorized, executed and delivered and currently are a party to or payee with respect to the promissory notes and other agreements evidencing their respective investments in the Portfolio Companies (each, a “Portfolio Company Agreement”). Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, each Portfolio Company is current in all material respects with all its obligations under the applicable Portfolio Company Agreements and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Company Material Adverse Effect.

(n)             Each of this Agreement and the Investment Advisory Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought, and (iii), with respect to this Agreement, any federal or state securities laws and public policy considerations limitations on the indemnification and contribution provisions of Section 7 hereof.

(o)            The Base Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(p)             The Fourth Supplemental Indenture has been duly authorized, and at the Closing Time, will be duly executed and delivered by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(q)             The Securities have been duly authorized by the Company for sale to the Underwriters pursuant to this Agreement and, when executed and delivered by the Company and authenticated by the Trustee pursuant to the provisions of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will constitute legal, valid and binding agreements of the Company enforceable in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(r)              The DTC Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(s)             The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(t)              No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority having jurisdiction over the Company is required for the execution, delivery and performance by the Company of this Agreement, the Indenture, the Securities and the DTC Agreement or the consummation of transactions as contemplated hereby and thereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under the Exchange Act and applicable state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).

(u)             Grant Thornton LLP and Deloitte & Touche LLP, whose reports on the financial statements of the Company are filed with the Commission as part of the Company’s most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are and, during the periods covered by their respective reports, were independent registered public accounting firms with respect to the Company and its consolidated subsidiaries within the meaning of the 1933 Act, the Exchange Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, Grant Thornton LLP and Deloitte & Touche LLP are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the “Sarbanes-Oxley Act”) with respect to the Company.

(v)            The Company has not, directly or indirectly, distributed and will not distribute, without the prior written consent of the Representative (such consent not to be unreasonably withheld), any offering material in connection with the offering and sale of the Securities other than (i) the Registration Statement, (ii) the General Disclosure Package, (iii) the Prospectus, and (iv) the Written Testing-the-Waters Communication and Sales Material listed on Schedule A hereto.

(w)            There are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory investigations, to which any Stellus Entity is a party or to which any property of any Stellus Entity is the subject that, individually or in the aggregate, if determined adversely to the relevant Stellus Entity, would reasonably be expected to have a Company Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement (collectively, the “Actions”); to the Company’s knowledge, no such Actions are threatened by any governmental or regulatory authority or threatened by others that, individually or in the aggregate, if determined adversely to the relevant Stellus Entity, would reasonably be expected to have a Company Material Adverse Effect; and there are no current or pending legal, governmental or regulatory actions, suits, proceedings or, to the Company’s knowledge, investigations that are required under the 1933 Act to be described in the Registration Statement and the Prospectus.

(x)              There are no contracts or other documents that are required under the 1933 Act to be filed as exhibits to the Registration Statement that are not so filed or incorporated by reference as required.

(y)             Each of the Stellus Entities possesses or has obtained, all governmental licenses, certificates, consents, orders, approvals, permits and other authorizations necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Stellus Entities has received written notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(z)              The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act, and the approvals by the Company’s board of directors and the Company’s stockholders, as applicable, of the Investment Advisory Agreement have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(aa)            Neither the Company, nor to the Company’s knowledge, any of its directors, officers, or controlling persons, has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb)           Neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual). To the Company’s knowledge, no officer or director of the Company is an associated person of a FINRA registered broker-dealer firm.

(cc)        Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the SBIC Funds have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as otherwise disclosed in or contemplated by the disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it, which would have a Company Material Adverse Effect.

(dd)        The Company and the SBIC Funds have good and marketable title to all of the personal property (excluding Intellectual Property, which is addressed below) reflected in the consolidated financial statements herein described or described in the Registration Statement, the General Disclosure Package or the Prospectus as being owned by the Company or the SBIC Funds, in each case free and clear of all liens, encumbrances and claims, except for any failure to have good and valid title for any liens, encumbrances and claims that (i) do not materially interfere with the use made of such property by the Company or the SBIC Funds, as applicable, or (ii) would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any SBIC Fund owns any real property.

(ee)        Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the SBIC Funds own, license, or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; except as disclosed in writing to the Representative, neither the Company nor any SBIC Fund has received any written notice of any claim of infringement or conflict which asserted Intellectual Property rights of others, which infringement or conflict would reasonably be expected to result in a Company Material Adverse Effect; neither the Company nor any SBIC Fund has received any written notice of any claim challenging the rights of the Company or an SBIC Fund in or to any Intellectual Property owned, licensed or optioned by the Company or an SBIC Fund which claim would reasonably be expected to result in a Company Material Adverse Effect.

(ff)         The Company, on a consolidated basis, maintains a system of internal control over financial reporting (as defined under Rule 13a-15(f) and 15d-15(f) under the Exchange Act) and a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)        Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(hh)       The Company does not have any employees. To the knowledge of the Company, no labor disturbance by or dispute with employees of the Adviser exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Company Material Adverse Effect.

(ii)             No Stellus Entity is, or after giving effect to the offering and sale of the Securities, will be a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are defined in the 1940 Act. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect, and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies and the rules and regulations of the Commission thereunder applicable to business development companies, except where such non-compliance would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(jj)         The operations of the Stellus Entities are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable money laundering statutes of all jurisdictions in which the Stellus Entities conduct business, and the applicable rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency having jurisdiction over the Stellus Entities (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Company Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Stellus Entities with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(kk)        The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(ll)          Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains insurance in such amounts and covering such risks as the Company reasonably believes are adequate for its business and customary for companies of similar size engaged in similar businesses in similar industries.

(mm)       The Company has not sent or received notice of, or otherwise communicated or received communication with respect to, termination of any agreement filed as an exhibit to, or incorporated by reference in, the Registration Statement (each such agreement a “Material Agreement” and collectively, the “Material Agreements”), nor has any such termination been threatened by any person or entity.

(nn)       Except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, (i) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any affiliate, on the one hand, and the directors, officers and stockholders of the Company on the other hand that is required by the 1933 Act to be described in the Registration Statement, General Disclosure Package or Prospectus that is not so described; (ii) no relationship, direct or indirect, exists between or among the Company or any affiliate, on the one hand, and the directors, officers, stockholders or directors of the Company, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, General Disclosure Package or Prospectus that is not so described; (iii) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to, or for the benefit of, any of its officers or directors or any of the members of the families of any of them; and (iv) the Company has not offered, or caused any Underwriter to offer, Securities to any person with the intent to influence unlawfully a trade journalist or publication to write or publish favorable information about the Company or any of its products or services.

(oo)           The statistical, industry-related and market-related data, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(pp)       None of the Company, nor any director or officer of the Company, nor to the knowledge of the Company, any agent, employee or representative of any of the Company, or other person or entity acting on behalf of the Company, is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the target of Sanctions, including without limitation Cuba, Iran, North Korea, the Crimean region, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Sudan and Syria (each such country or territory that is a target of Sanctions, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any unlawful activities of or business with any person or entity that, at the time of such funding or facilitation, is the target of Sanctions, (ii) to fund or facilitate any unlawful activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company has not knowingly engaged in, and is not now knowingly engaged in, and the Company will not engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the target of Sanctions or with any Sanctioned Country.

(qq)       None of the Company or, to the Company’s knowledge, any employee or agent of the Company, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law, which violation is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(rr)         Any (i) advertising, sales literature, press releases, other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides,” “road show scripts” and “electronic road show presentations”), (ii) “free writing prospectus” as defined in Rule 405 (other than for the information set forth in Exhibit B hereto) (the materials set forth in clause (i) and clause (ii) authorized for use by the Company in connection with the public offering of the Securities, collectively, “Sales Material”) and (iii) Written Testing-the-Waters Communication authorized for use by the Company in connection with the public offering of the Securities does not and will not conflict in any material respect with the information contained in the Registration Statement or the General Disclosure Package and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. Moreover, any Sales Material and any Written Testing-the-Waters Communication complies and will comply in all material respects with the applicable requirements of the 1933 Act (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company by the Underwriters expressly for use therein).

(ss)        Subject to the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder (the “SBA Regulations”), and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and for such prohibitions pursuant to the SBA Regulations or that would not reasonably be expected to result in a Company Material Adverse Effect, no SBIC Fund of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.

(tt)         None of the Company nor any of its consolidated subsidiaries, nor any director, officer, agent, employee or affiliate of the Company nor any director, officer, agent or affiliate of any consolidated subsidiary of the Company nor, to the knowledge of the Company, any employee of any consolidated subsidiary of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-bribery or anti-corruption laws, and the Adviser, the Company, the Company’s consolidated subsidiaries and their respective affiliates have conducted their businesses in compliance with any applicable anti-bribery or anti-corruption laws and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(uu)        The Company has elected (which election has not been revoked) to be treated, and intends to be continue to operate its business so as to qualify, as a regulated investment company (“RIC”) under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(vv)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) no person or entity is serving or acting as an officer, director or investment adviser of the Company or the SBIC Funds, except in accordance with the applicable provisions of the 1940 Act and the Advisers Act; and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any Underwriter.

(ww)       The Securities conform to the provisions of the Indenture and the relative rights, preferences, interests and powers of such Securities are set forth in the Indenture.

(xx)             As of the date of this Agreement and on a pro forma basis, after giving effect to the issuance and sale of the Securities and the use of proceeds therefrom, the Company will be in compliance with the applicable asset coverage requirements set forth in Sections 18 and 61 of the 1940 Act.

(yy)       This Agreement, the Indenture and the Securities comply in all material respects with all applicable provisions of the 1940 Act.

(zz)        At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(aaa)      Each of the SBIC Funds is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). Each of the SBIC Funds’ SBIC license is in good standing with, and has not been revoked or suspended by, the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding either of the SBIC Funds are outstanding or unresolved. Each of the SBIC Funds is conducting its business in compliance in all material respects with the applicable requirements of the SBA. The method of operation of each of the SBIC Funds will permit it to continue to meet the requirements for qualification as an SBIC, subject to SBA approval. Each of the SBIC Funds is eligible to sell securities guaranteed by the SBA in the amounts and on the terms described in the General Disclosure Package and the Prospectus. Neither of the SBIC Funds is in default under the terms of any debenture which either SBIC Fund, as applicable, has issued to the SBA for guaranty by the SBA or any other material monetary obligation, and no event, which with the passage of time, notice or both has occurred, which would be a default or event of default thereunder.

(bbb)      The Company (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Company Material Adverse Effect; and (iii) is conducting its business in compliance in all material respects with the applicable requirements of the 1940 Act.

(ccc)      (i) The Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s information technology and computer systems, networks, hardware, software, data and databases, equipment or technology (collectively, “IT Systems and Data”) except in each case as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect; and (ii) the Company has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Company is, to the Company’s knowledge, presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

2.            Representations and Warranties of the Adviser. The Adviser represents and warrants to and agrees with each of the Underwriters, as of the date hereof, and as of each of the Applicable Time and the Closing Time (as such terms are defined in Sections 1(a) and 3(b), respectively, hereof), as follows:

(a)            Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition (financial or otherwise), earnings, assets, business affairs, operations or regulatory status of the Adviser, whether or not arising in the ordinary course of business, that would reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, or would otherwise reasonably be expected, individually or in the aggregate, to prevent the Adviser from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Effect”).

(b)            The Adviser has been duly organized and is validly existing and in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has the requisite limited liability company power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; and the Adviser is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except, in each case, where the failure to qualify or be in good standing would not otherwise reasonably be expected, individually or in the aggregate, to result in an Adviser Material Adverse Effect.

(c)            The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected, individually or in the aggregate, to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(d)            There is no action, suit, claim or proceeding or, to the knowledge of the Adviser, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus (other than as disclosed therein), or which would reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect or an Adviser Material Adverse Effect, or which would reasonably be expected, individually or in the aggregate, to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the Investment Advisory Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and/or the Prospectus, including ordinary routine litigation incidental to its business, would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect or an Adviser Material Adverse Effect.

(e)            The Adviser is not (i) in violation of its organizational or governing documents, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser is subject (collectively, the “Agreements and Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order or decree except, in the case of clauses (ii) and (iii) only, for such violations or defaults that would not reasonably be expected, individually or in the aggregate, to result in an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Investment Advisory Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement and compliance by the Adviser with its obligations hereunder and under the Investment Advisory Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the Agreements and Instruments except for such violations or defaults that would not reasonably be expected, individually or in the aggregate, to result in an Adviser Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement (as amended to date) of the Adviser; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations, except for such violations that would not reasonably be expected to result in an Adviser Material Adverse Effect.

(f)              Each of this Agreement and the Investment Advisory Agreement have been duly authorized, executed, and delivered by the Adviser and is a valid and binding obligation of the Adviser, enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(g)            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained under the 1933 Act and the 1940 Act or will be obtained by the Closing Time.

(h)            The descriptions of the Adviser contained in the Registration Statement, the General Disclosure Package, the Prospectus, and any Written Testing-the-Waters Communication and Sales Material do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i)              The Adviser possesses such licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (“Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, individually or in the aggregate, result in an Adviser Material Adverse Effect; the Adviser is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in an Adviser Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in an Adviser Material Adverse Effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected, individually or in the aggregate, to result in an Adviser Material Adverse Effect.

(j)              Neither the Adviser, nor to the Adviser’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)            The Adviser (i) has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violations of the Advisers Act by the Adviser; (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in an Adviser Material Adverse Effect; and (iii) is conducting its business in compliance in all material respects with the applicable requirements of the Advisers Act.

(l)             The Adviser is not aware that (i) any executive, key employee or significant group of employees of any of the Stellus Entities, as applicable, plans to terminate employment with the respective Stellus Entity, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Stellus Entities except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

(m)            (i) The Adviser is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Adviser’s IT Systems and Data except in each case as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect; and (ii) the Adviser has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and the Adviser is, to the Adviser’s knowledge, presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(n)            None of the Adviser, nor any director or officer of the Adviser, nor to the knowledge of the Adviser, any agent, employee or representative of any of the Adviser, or other person or entity acting on behalf of the Adviser, is currently the subject or target of Sanctions, nor is the Adviser located, organized or resident in a country or territory that is a Sanctioned Country; and the Adviser will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any unlawful activities of or business with any person or entity that, at the time of such funding or facilitation, is the target of Sanctions, (ii) to fund or facilitate any unlawful activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person or entity (including any person or entity participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Adviser has not knowingly engaged in, and is not now knowingly engaged in, and the Adviser will not engage in, any dealings or transactions, including on behalf of the company, with any person or entity that at the time of the dealing or transaction is or was the target of Sanctions or with any Sanctioned Country.

(o)  None of the Adviser nor any of its consolidated subsidiaries, nor any director, officer, agent, employee or affiliate of the Adviser nor any director, officer, agent or affiliate of any consolidated subsidiary of the Adviser nor, to the knowledge of the Adviser, any employee of any consolidated subsidiary of the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of any applicable anti-bribery or anti-corruption laws, and the Adviser, the Adviser, the Adviser’s consolidated subsidiaries and their respective affiliates have conducted their businesses in compliance with any applicable anti-bribery or anti-corruption laws and have instituted, maintained and enforced and will continue to maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Any certificate signed by any officer or other authorized person of the Adviser and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Adviser to each Underwriter as to the matters covered thereby.

3.            Purchase, Sale and Delivery of the Securities.

(a)            On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters, severally and not jointly, the respective aggregate principal amount of Securities set forth opposite the name of the Underwriter in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase the aggregate principal amount of Securities set forth opposite the name of such Underwriter in Exhibit A hereto, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of 98.973% of the aggregate principal amount (the “Purchase Price”).

(b)            Payment of the Purchase Price for, and delivery of any certificates for, the Securities shall be made at the offices of Dechert LLP at 1900 K Street NW, Washington, D.C. 20006 or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 a.m. (New York City time) on April 1, 2025 (unless postponed in accordance with the provisions of Section 8), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative through the facilities of DTC for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its accounts, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Securities, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)            The Securities shall be electronically transferred at the Closing Time, in such denominations and registered in such names as the Underwriters may request in writing at least two (2) full business days before the Closing Time. The Securities purchased hereunder shall be delivered at the Closing Time through the facilities of the DTC or another mutually agreeable facility, against payment of the Purchase Price therefore in immediately available funds to the order of the Company.

4.            Expenses.

(a)            The Company will pay all expenses incident to the performance of its obligations under this Agreement, including relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the General Disclosure Package, and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the costs and expenses incurred by the Company arising out of the marketing of the sale of the Securities to investors, including but not limited to the transportation, lodging, graphics and other expenses of the Company and its officers related to the preparation for and participation by the Company and its officers in any road show; (iv) the preparation, printing, authentication, issuance and delivery of the Securities and any certificates for the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any Blue Sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters (in an amount not to exceed $7,500) in connection with, the review by FINRA of the terms of the sale of the Securities; (viii) the fees and expenses of the Stellus Entities’ accountants, counsel and other advisors; (ix) the fees and expenses of any transfer agent or registrar for the Securities and of the Trustee; and (x) all other reasonable costs and expenses incurred by the Company or the Adviser incident to the performance by the Company of its obligations hereunder.

(b)            If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 9(a)(i), 9(a)(ii) and 9(a)(vi) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

5.            Agreements of the Company. The Company agrees with the Underwriters that:

(a)            During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Time), the Company, subject to Section 5(b) of this Agreement, will comply with the requirements of Rule 415, Rule 430B and Rule 424(b) under the 1933 Act and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of any proceeding under Section 8A of the 1933 Act, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) within the time period required by Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Time), the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)            During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Time), the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. The Company has given the Underwriters notice of any filings made pursuant to the Exchange Act within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing.

(c)            Upon the Representative’s written request, the Company will deliver to the Representative, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon the Representative’s request, will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

(d)            The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            The Company will use its commercially reasonable efforts to comply with the 1933 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 5(b) of this Agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)              If there occurs an event or development as a result of which the General Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Representative so that any use of the General Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company) to eliminate or correct such untrue statement or omission.

(g)             If at any time following the distribution of any Written Testing-the-Waters Communication there has occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Representative so that any use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented (at the sole cost and expense of the Company) to eliminate or correct such untrue statement or omission.

(h)            The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the foregoing shall not apply to the extent that the Securities are “covered securities” that are exempt from state regulation of securities offerings pursuant to Section 18 of the 1933 Act; and provided, further, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)              The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable, but in any event not later than 16 months after the date hereof, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j)               During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus, the Company will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by the Company that are substantially similar to the Securities or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by the Company that are substantially similar to the Securities, or file or cause to be declared effective a registration statement under the 1933 Act with respect to any of the foregoing, without the prior written consent of the Representative, which may not be unreasonably withheld. The foregoing sentence shall not apply to (i) the registration of the Securities and the sales to the Underwriters pursuant to this Agreement, (ii) borrowings under the Credit Facility, (iii) the issuance of SBA-guaranteed debentures by the SBIC Funds or (iv) the filing by the Company of a universal shelf registration statement covering various securities, including debt and equity securities and certain purchase rights relating thereto.

(k)             The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and in the Prospectus under “Use of Proceeds.”

(l)              The Company will cooperate with the Representative and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(m)            The Company will maintain a trustee, paying agent and registrar for the Securities.

(n)            The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities, except as may be allowed by law.

(o)            The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the Exchange Act and the 1940 Act within the time periods required by such act, rule or regulation. To the extent the distribution of Securities has been completed, the Company will not be required to provide the Underwriters with reports it is required to file with the Commission under the Exchange Act.

(p)            The Company, during a period of at least 12 months from the Closing Time, will use its commercially reasonable efforts to maintain its status as a business development company.

(q)            The Company will use its commercially reasonable efforts to maintain its qualification as a RIC under Subchapter M of the Code for each full fiscal year during which it is a business development company under the 1940 Act.

(r)             The Company shall use its best efforts to cause each of the SBIC Funds to continue to comply with the requirements for qualification as an SBIC and to meet its obligations as an SBIC licensed by the SBA.

(s)            The Company will use its commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) material information relating to the Company and the assets of the Company managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

6.            Conditions to the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Securities on the Closing Time are subject to the accuracy, as of the Applicable Time or the Closing Time, as the case may be, of the representations and warranties of the Company and the Adviser contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)            The Registration Statement and all post-effective amendments thereto, including any filing under Rule 462(b), shall have become effective, the final prospectus containing the information that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430B shall have been filed with the Commission in accordance with Rule 424(b), and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Time which would prevent the issuance of the Securities.

(b)            The Representative shall have received from Eversheds Sutherland (US) LLP, counsel for the Company and the Adviser (“Company Counsel”), opinions and a negative assurance letter, each dated the Closing Time, addressed to the Representative in form and substance reasonably satisfactory to the Representative.

(c)            [Reserved].

(d)            The Representative shall have received from Dechert LLP, counsel to Underwriters (“Underwriters’ Counsel”), an opinion and negative assurance letter dated the Closing Time, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(e)            The Representative shall have received, on each of the date hereof and the Closing Time, letters from Grant Thornton LLP and Deloitte & Touche LLP dated the date hereof or the Closing Time, as the case may be, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered in accordance with Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)             The Representative shall have received, on each of the date hereof and the Closing Time, a certificate of the Chief Financial Officer of the Company, in form and substance reasonably satisfactory to the Representative and as agreed upon prior to the date hereof, covering certain financial matters of the Company.

(g)             Each of the Company and the Adviser shall have furnished to the Representative, on the Closing Time, a certificate substantially in the form of Exhibit 6(g).

(h)            The Company and the Trustee shall have executed and delivered each of the Base Indenture, the Fourth Supplemental Indenture and the Securities and, at or prior to the Closing Time, the Indenture shall be in full force and effect.

(i)              Each of the Company and the Adviser shall have furnished to the Representative such further certificates and documents as the Representative may reasonably require for the purpose of enabling the Underwriters to pass upon the issuance and sale of the Securities as herein contemplated.

(j)              At the Closing Time, the Company shall have caused the Securities to be rated at least BBB by DBRS, Inc. and since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any consolidated subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Time. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 4, 7 and 10 hereof).

7.            Indemnification and Contribution.

(a)            The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless the Underwriters, the partners, directors, officers, employees and agents of the Underwriters and each person or entity that controls the Underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act:

(i)             against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment), the General Disclosure Package or the Prospectus or in any Written Testing-the-Waters Communication or Sales Material (or any amendment or supplement to any of the foregoing), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under Section 7(a)(i) or (a)(ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or the General Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter for inclusion in the Prospectus consists of the following information in the Prospectus: (x) the concession figure appearing under the caption “Underwriting—Commissions and Discounts” in the Prospectus, (y) the information in the first two paragraphs under the caption “Underwriting—Stabilization” in the Prospectus, and (z) the list of Underwriters and their respective participation in the sale of the Securities, which is set forth in the first paragraph under the caption “Underwriting” in the Prospectus.

Moreover, the Company will not be liable to any Underwriter with respect to the Prospectus to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement (or any amendment thereto), or the General Disclosure Package, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), (ii) the Company has informed the Underwriters of such untrue statement or alleged untrue statement or omission or alleged omission in writing at least twenty-four (24) hours prior to the Applicable Time, (iii) the Company has filed an amended Prospectus with the Commission correcting such untrue statement or alleged untrue statement or omission or alleged omission prior to the Applicable Time, (iv) the Company has provided to the Underwriters an amended Prospectus correcting such untrue statement or alleged untrue statement or omission or alleged omission at least twenty-four (24) hours prior to the Applicable Time and requested in writing that the Underwriters deliver such amended Prospectus to the persons to whom the Underwriters are selling the Securities, and (v) the Company proves that such loss, claim, damage or liability results from the fact that such Underwriter has sold Securities to a person to whom such Underwriter has failed to deliver such amended Prospectus.

(b)            Each Underwriter severally agrees to indemnify and hold harmless the Company and the Adviser, each of their respective directors, managers, and officers, and each person who controls the Company and the Adviser within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, to the same extent as the indemnity from the Company and the Adviser to the Underwriters set forth in Section 7(a)(i) and the proviso thereto, but only with reference to written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters specifically for inclusion in the documents referred to in the foregoing indemnity. The Underwriters agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 7(b). This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person or entity in respect of which indemnity may be sought pursuant to Section 7, such person or entity (the “indemnified party”) shall promptly notify the person or entity against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7 shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Adviser, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)            For purposes of this Section 7, each person or entity, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act and each Underwriter’s affiliates, partners, directors, officers, and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person or entity, if any, who controls the Company or Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Adviser, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

(f)            Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

8.            Default by One or More Underwriters. If one or more of the Underwriters shall fail on the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall use commercially reasonable efforts, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)            if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)            if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 8 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9.            Termination.

(a)            This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Time if any of the following has occurred: (i) since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Company Material Adverse Effect or any development that is reasonably likely to result in a Company Material Adverse Effect, (ii) since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Adviser Material Adverse Effect, or any development that is reasonably likely to result in an Adviser Material Adverse Effect; (iii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity, or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis, change on the financial markets of the United States would, in the judgment of the Representative, materially impair the investment quality of the Securities, (iv) suspension of trading in securities generally on the NYSE or Nasdaq or limitation on prices (other than limitations on hours or numbers of days of trading), (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of any security of the Company by the NYSE, the Commission or any other governmental authority or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 6 of this Agreement.

(b)            If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 2, 7, 10, 11, 12, 13, 15 and 16 shall survive such termination and remain in full force and effect.

10.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Adviser, or their respective officers, and of the Underwriters set forth in or made pursuant to this Agreement (including as may be made in certificates of officers of the Company and the Adviser submitted pursuant hereto) will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 4, Section 7, Section 10, Section 11, Section 12, Section 13, Section 15 and Section 16 shall survive the termination or cancellation of this Agreement.

11.         Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed (postage prepaid, certified or registered mail, return receipt requested), delivered or transmitted by any standard form of telecommunication or electronic communication:

(a)            if to the Underwriters:

Raymond James & Associates, Inc.
880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: Larry M. Herman, Managing Director / Financial Services Investment Banking

E-mail: Larry.Herman@RaymondJames.com
Telephone: (901) 531-3237
Facsimile: (901) 579-4891

Attention: Daniel R. Palmadesso, General Counsel – Investment Banking
E-mail: GEIBLegal@raymondjames.com
Telephone: (727) 567-5367
Facsimile: (727) 567-8750

with an additional copy to:

Dechert LLP
1900 K Street, NW
Washington, D.C. 20006
Facsimile: (202) 261-3333
E-mail: harry.pangas@dechert.com

Attention: Harry S. Pangas, Esq. (which copy shall not constitute notice)

(b)            if to the Company or the Adviser:

c/o Stellus Capital Management, LLC
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027
Facsimile: (713) 292-5450

E-mail: thuskinson@stelluscapital.com
Attention: W. Todd Huskinson

with an additional copy to:

Eversheds Sutherland (US) LLP
700 Sixth Street, NW, Suite 700
Washington, D.C. 20001
Facsimile: (202) 637-3593

E-mail: stephanihildebrandt@eversheds-sutherland.com

Attention: Stephani M. Hildebrandt, Esq. (which copy shall not constitute notice)

Any party hereto may change the address for receipt of communications by giving written notice to the other parties hereto.

12.         Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Adviser and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.          No Fiduciary Duty. The Company and the Adviser hereby acknowledge and agree that (a) the purchase and sale of any Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters of such Securities, and any affiliate through which an Underwriter may be acting, on the other hand, (b) in connection with the public offering of the Securities and the process leading to such transaction the Underwriters will act solely as principals and independent contractors, and not as agents or fiduciaries of the Company or its stockholders, creditors, employees or any other party or in any other capacity, (c) the Underwriters will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of Securities contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters will not have any obligation to the Company with respect to the offering except the obligations expressly set forth herein, (d) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

14.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

15.          Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

16.          Waiver of Jury Trial. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.          Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19.          Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as such terms are defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)          As used in this Section 20, the following terms have the respective meanings set forth below:

(i)            “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)            “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)            “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)            “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Company, the Adviser and the Underwriters, in accordance with its terms.

Very truly yours,

STELLUS CAPITAL INVESTMENT CORPORATION

By:	/s/ W. Todd Huskinson
	Name:	W. Todd Huskinson
	Title:	Chief Financial Officer, Chief Compliance Officer and Secretary

STELLUS CAPITAL MANAGEMENT, LLC

By:	Stellus Capital Management Holdings, L.P.,
the Managing Member of
Stellus Capital Management, LLC

By:	SCM Holdings GP, LLC,
General Partner of
Stellus Capital Management Holdings, L.P.

By:	/s/ W. Todd Huskinson
	Name:	W. Todd Huskinson
	Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first-written above.

Raymond James & Associates, Inc.

By:	/s/ Larry Herman
Name:	Larry Herman
Title:	Managing Director

For itself and as Representative of the Underwriters named in Exhibit A hereto

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Aggregate Principal Amount of Securities
Raymond James & Associates, Inc.	$48,750,000
Goldman Sachs & Co. LLC	13,125,000
Keefe, Bruyette & Woods, Inc.	13,125,000
Total	$75,000,000

Exhibit A

EXHIBIT B

PRICE-RELATED INFORMATION

See attached

Exhibit B

STELLUS CAPITAL INVESTMENT CORPORATION

$75,000,000

7.25% Notes due 2030

PRICING TERM SHEET

March 25, 2025

Issuer	Stellus Capital Investment Corporation (the “Company”)

Security	7.250% Notes due 2030

Expected Rating*	Morningstar DBRS: BBBL/Stable

Aggregate Principal Amount Offered	$75,000,000

Maturity	April 1, 2030

Trade Date	March 25, 2025

Settlement Date**	April 1, 2025 (T+5)

Use of Proceeds	To repay a portion of the outstanding borrowings under the Company’s senior secured revolving credit facility.

Price to Public (Issue Price)	98.973% of the aggregate principal amount

Coupon (Interest Rate)	7.250%

Yield to Maturity	7.500%

Spread to Benchmark Treasury	+344 basis points

Benchmark Treasury	4.00% due February 28, 2030

Benchmark Treasury Yield	4.058%

Interest Payment Dates	April 1 and October 1, beginning October 1, 2025

Offer to Repurchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined in the Preliminary Prospectus) occurs prior to maturity, holders will have the right, at their option, to require the Company to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Optional Redemption

Prior to October 1, 2029 (six months prior to the maturity date of the Notes) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

•  (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption; and

•  100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Denomination	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP	858568 AC2

ISIN	US858568AC27

Underwriting Discount	2.00%

Book-Running Manager	Raymond James & Associates, Inc.

Passive Book-Running Managers	Goldman Sachs & Co. LLC Keefe, Bruyette & Woods, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The Preliminary Prospectus, which has been filed with the U.S. Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. The Preliminary Prospectus and this pricing term sheet are not offers to sell any securities of the Company and are not soliciting an offer to buy such securities in any jurisdiction where such offer and sale is not permitted.

A shelf registration statement relating to these securities is on file with and has been declared effective by the SEC. Before you invest, you should read the Preliminary Prospectus, the accompanying prospectus, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus and the accompanying prospectus if you request it from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, email: prospectus@raymondjames.com, tel: 800-248-8863.

Exhibit 6(g) – Officer Certificates

COMPANY OFFICERS’ CERTIFICATE

April 1, 2025

The undersigned, the duly qualified and elected Chief Executive Officer and Chief Financial Officer of Stellus Capital Investment Corporation, a Maryland corporation (the “Company”), do hereby certify in such respective capacity and on behalf of the Company, pursuant to Section 6(g) of the Underwriting Agreement dated March 25, 2025 (the “Underwriting Agreement”) among the Company, Stellus Capital Management, LLC, a Delaware limited liability company, and Raymond James & Associates, Inc., as representative of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company to the Underwriters of $75,000,000 aggregate principal amount of the Company’s 7.25% notes due 2030, that they are authorized to execute this Officers’ Certificate in the name of and on behalf of the Company. Each of the undersigned also hereby certifies, on behalf of the Company in his respective capacity as Chief Executive Officer or Chief Financial Officer, as applicable, that:

(i)	the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty is true and correct in all respects) with the same force and effect as though expressly made at and as of the date hereof;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Underwriting Agreement;

(iii)	no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to his knowledge, are contemplated by the Commission; and

(iv)	there has not been, since March 25, 2025 or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to March 25, 2025) any Company Material Adverse Effect or any development involving a prospective Company Material Adverse Effect.

Each of Eversheds Sutherland (US) LLP and Dechert LLP is entitled to rely upon this Officers’ Certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned have executed this Officers’ Certificate on behalf of the Company as of the date first set forth above.

By:
Name:
Title:

By:
Name:
Title:

ADVISER OFFICER’S CERTIFICATE

April 1, 2025

The undersigned, the duly qualified and elected Chief Executive Officer of Stellus Capital Management, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 6(g) of the Underwriting Agreement dated March 25, 2025 (the “Underwriting Agreement”) among the Adviser, Stellus Capital Investment Corporation, a Maryland corporation, and Raymond James & Associates, Inc., as representative of the several underwriters named in Exhibit A thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company to the Underwriters of $75,000,000 aggregate principal amount of the Company’s 7.25% notes due 2030, that he is authorized to execute this Officer’s Certificate in the name and on behalf of the Adviser. The undersigned also hereby certifies, on behalf of the Adviser in his capacity as Chief Executive Officer of the Adviser, that:

(i)	the representations and warranties of the Adviser in Section 2 of the Underwriting Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation and warranty is true and correct in all respects) on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof;

(ii)	the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement at or prior to the date hereof;

(iii)	there has not been, since March 25, 2025 or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to March 25, 2025) any Adviser Material Adverse Effect, whether or not arising in the ordinary course of business.

Each of Eversheds Sutherland (US) LLP and Dechert LLP is entitled to rely upon this Officer’s Certificate in connection with the respective opinions given by such firms pursuant to the Underwriting Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned has executed this Officer’s Certificate on behalf of the Adviser as of the date first set forth above.

By:
Name:
Title:

SCHEDULE A

1.	Stellus Capital Investment Corporation Investor Presentation Q4 2024, dated March 19, 2025

2.	Pricing Press Release filed with the Commission on March 25, 2025 pursuant to Rule 497(a) (as a Rule 482ad)

3.	Bloomberg “New Issue Announcement,” filed with the Commission on March 25, 2025 pursuant to Rule 497(a) (as a Rule 482ad)

4.	Final Term Sheet dated March 25, 2025, substantially in the form attached hereto as Exhibit B, containing the terms of the Securities, filed with the Commission on March 25, 2025 pursuant to Rule 433 under the 1933 Act